Exhibit 10.47

DEMAND NOTE

$400,000	September 7, 2006

FOR VALUE RECEIVED, the undersigned, GLOBAL ENERGY, INC. whose principal place of business is at 312 Walnut Street, Suite 2650, Cincinnati, OH 45202, (hereinafter “the Maker”) hereby promises to pay to the order of Lynne R. Graves, whose principal residence is 2825 Pond Run Road, Cincinnati, OH 45157 (hereinafter “LRG”) or assigns, the principal amount (the “Principal Amount”) on demand, plus a 2% facility fee as specified below.

The Principal Amount shall consist of funds drawn on the facility up to a maximum of $400,000, plus a facility fee of $8,000. Each draw-down will trigger a financing fee of 25% of the amount drawn.

The entire Principal and related fees shall be due and payable no later than 1/31/07. If the principal is not paid in full at 1/31/07, a penalty of 10% of the outstanding principal will be applied to the remaining balance. Interest will accrue on the new balance at the rate of 10% per year.

Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery to the Maker of security or indemnity in an amount and form reasonably satisfactory to the Maker, the Maker will execute and deliver, in lieu thereof, a new Note of like tenor, date, maturity and payment amount.

The terms and conditions in this Note shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of LRG. No waiver by LRG of any breach or default under this Note shall be deemed a waiver of any preceding or succeeding breach or default and no failure of LRG to exercise any right or privilege hereunder shall be deemed a waiver of the rights of LRG to exercise same or any other right or privilege at any subsequent time or times. This note may be subordinated to all other Global Energy corporate obligations.

This note shall be governed by, and construed in accordance with, the laws of the State of Ohio.

In the event any one or more of the provisions contained in this Note are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered on its behalf as of the date first above written.

/s/ H.H. Graves
GLOBAL ENERGY, INC.